EXHIBIT 99.1

GE Announces Details for Anticipated Completion of Spin-Off and Subsequent Merger of its Transportation Business

BOSTON, February 4, 2019 -- GE (NYSE: GE) announced today that the Finance and Capital Allocation Committee of the GE Board of Directors has set a record date of February 14, 2019 for the spin-off of Transportation Systems Holdings Inc. (“SpinCo”), which will hold a portion of GE Transportation, a business unit of GE.

Subject to the satisfaction or waiver of customary closing conditions, on the distribution date for the spin-off, GE will distribute all of the shares of SpinCo common stock to GE shareholders as of the record date by means of a pro rata distribution. As previously announced, immediately following the spin-off, SpinCo will merge with a subsidiary of Wabtec Corporation (NYSE: WAB), and SpinCo will continue as the surviving company. It is currently expected that 8.7 billion shares of SpinCo common stock will be distributed to GE shareholders as of the record date in connection with the spin-off, and each share of SpinCo common stock will be converted into the right to receive pursuant to the merger a number of shares of Wabtec common stock determined in accordance with the previously executed merger agreement. Based on the number of shares of GE common stock outstanding on December 31, 2018 and the number of shares of Wabtec common stock outstanding on a fully diluted basis as of such date, as a result of these transactions GE shareholders would receive approximately 0.005403 of a share of Wabtec common stock for each share of GE common stock held as of the record date.

The actual number of shares of Wabtec common stock that GE shareholders will receive with respect to each share of GE common stock will be determined based on the number of shares of GE common stock outstanding on the record date for the distribution and the number of shares of Wabtec common stock outstanding on a fully diluted basis immediately prior to the closing of the merger. No fractional shares of Wabtec common stock will be issued in the merger, and instead GE shareholders will receive cash in lieu of any fractional share.

The spin-off and the merger are currently expected to occur on February 25, 2019, subject to certain closing conditions being satisfied as of the closing date.

Upon completion of the merger, GE shareholders are expected to collectively own approximately 24.3% of the outstanding shares of Wabtec common stock, and current Wabtec shareholders are expected to collectively own approximately 50.8%. GE will own Wabtec common stock and Wabtec non-voting convertible preferred stock, which together represent approximately a 24.9% economic interest in Wabtec.

These percentages and the exchange ratio above are calculated on a fully-diluted, as-converted and as-exercised basis, and assume that the number of shares of Wabtec common stock outstanding on such basis immediately prior to the closing of the merger will be equal to the number of shares of Wabtec common stock outstanding on such basis as of December 31, 2018 and the number of shares of GE common stock outstanding on the record date for the distribution is equal to the number of shares outstanding on December 31, 2018.

No action is required by GE shareholders to receive their shares of Wabtec common stock in the merger. GE shareholders will not be required to surrender their shares or pay for any shares of Wabtec common stock that they receive and will retain all of their shares of GE common stock and associated rights.

Two-Way Trading to Begin for GE Common Stock on the NYSE

GE has been advised by the New York Stock Exchange (the “NYSE”) that, beginning on or about February 14, 2019, and continuing through and including the closing date of the merger, which is expected to be February 25, 2019, there will be two markets in GE common stock on the NYSE: a “regular way” market and an “ex-distribution” market. During this period of two-way trading in GE common stock, a GE shareholder can sell the right to his or her Wabtec common stock that he or she will receive pursuant to the merger in a “when issued” market. These trading options are outlined in further detail below.

GE

If, during the period of two-way trading, a GE shareholder sells shares of GE common stock in the “regular way” market (under GE’s NYSE symbol, “GE”), the shareholder will be selling both his or her shares of GE common stock and his or her right to receive shares of Wabtec common stock pursuant to the merger.

GE WI

If, during this period of two-way trading, a GE shareholder sells shares of GE common stock in the “ex-distribution” market (under the temporary NYSE symbol “GE WI”), the shareholder will be selling only his or her shares of GE common stock and will be retaining his or her right to receive shares of Wabtec common stock pursuant to the merger.

WAB WI

A GE shareholder also has the option of selling his or her right to shares of Wabtec common stock and to retain his or her shares of GE common stock during this period in the “when issued” market. This option will be available under the temporary NYSE symbol “WAB WI”.

Trades under the symbols “GE WI” and “WAB WI” will settle after the closing date of the merger. If the merger is not completed, all trades under these symbols will be cancelled.

In all cases, investors are encouraged to consult with their financial advisors regarding the specific implications of selling shares of their GE common stock or the right to receive shares of Wabtec common stock on or before the closing date of the merger.

Additional details about the spin-off and the merger may be found in the registration statement on Form 10 filed by SpinCo with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the spin-off, available at http://www.sec.gov.

About Wabtec

Wabtec Corporation (www.wabtec.com) is a leading global provider of equipment, systems and value-added services for transit and freight rail. Through its subsidiaries, Wabtec manufactures a range of products for locomotives, freight cars and passenger transit vehicles. The company also builds new switcher and commuter locomotives, and provides aftermarket services. The company employs approximately 18,000 employees worldwide.

About GE Transportation

GE Transportation (www.getransportation.com) is a global technology leader and supplier of equipment, services and digital solutions to the rail, mining, marine, stationary power and drilling industries. GE Transportation’s innovations help customers deliver goods and services with greater speed and savings using advanced digital solutions, manufacturing techniques and connected machines. The company employs approximately 9,000 employees worldwide.

Advisors
Goldman Sachs & Co. LLC and Jones Day are acting as financial advisor and legal counsel, respectively, to Wabtec in the transaction.

PJT Partners LP, Morgan Stanley & Co. LLC and Dyal Co. LLC are acting as financial advisors, and Davis Polk & Wardwell LLP as legal counsel, to GE in the transaction.

Additional Information and Where to Find It

In connection with the proposed transaction between GE and Wabtec, Wabtec has filed with the SEC a registration statement on Form S-4 and a definitive proxy statement on Schedule 14A. Transportation Systems Holdings Inc., a wholly owned subsidiary of GE created for the transaction (“SpinCo”), has filed a registration statement on Form 10. This communication is not a substitute for any registration statement, prospectus or other documents GE, Wabtec and/or SpinCo may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND OTHER DOCUMENTS FILED BY GE, WABTEC OR SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these materials and other documents filed with the SEC by GE, Wabtec and/or SpinCo through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by GE, Wabtec and/or SpinCo with the SEC from the respective companies by directing a written request to GE and/or SpinCo at General Electric Company, 41 Farnsworth Street, Boston, Massachusetts 02210 or by calling 617-443-3400, or to Wabtec at Wabtec Corporation, 1001 Air Brake Avenue, Wilmerding, PA 15148 or by calling 412-825-1543.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Caution Concerning Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between GE and Wabtec and statements regarding Wabtec’s expectations about future sales and earnings. All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction, including future financial and operating results, the tax consequences of the proposed transaction, and the combined company’s plans, objectives, expectations and intentions; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction or may require conditions, limitations or restrictions in connection with such approvals; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected by GE or Wabtec, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of GE, Wabtec and SpinCo; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of the combined company; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that shareholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, industry consolidation, and changes in the financial condition or operating strategies of our customers; (13) changes in the expected timing of projects; (14) a decrease in freight or passenger rail traffic; (15) an increase in manufacturing costs; (16) actions by third parties, including government agencies; (17) the risk that a government shutdown, and potential effects thereof, may affect the timing of the proposed transaction; and (18) other risk factors as detailed from time to time in GE’s and Wabtec’s respective reports filed with the SEC, including GE’s and Wabtec’s annual reports on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Neither GE nor Wabtec undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

GE Investor Relations Contact:

Steven Winoker

617.443.3400

Swinoker@ge.com

GE Media Contact:

Jennifer Erickson

646.682.5620

jennifer.erickson@ge.com

Wabtec Investor Relations Contact:

Tim Wesley

412.825.1543

twesley@wabtec.com